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                                                                     EXHIBIT 3.3


                              VIRATA CORPORATION
                             a Delaware corporation

                          AMENDED AND RESTATED BYLAWS

                                   ARTICLE I

                                    OFFICES

     1.01  Registered Office.  The registered office of Virata Corporation
           ------------------
(hereinafter called the "Corporation") in the State of Delaware shall be at 9 East Loockerman Street, City of Dover, County of Kent, and the name of the registered agent in charge thereof shall be National Registered Agents, Inc.

     1.02  Other Offices.  The Corporation may also have an office or offices at
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such other place or places, either within or without the State of Delaware, as the Board of Directors (hereinafter called the "Board") may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     2.01  Annual Meetings.  Annual meetings of the stockholders of the
           ----------------
Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

     2.02  Special Meetings.  A special meeting of the stockholders for the
           ----------------
transaction of any proper business may be called at any time by the Board, or by the Chairman of the Board, or by the Chief Executive Officer. No other person or persons are permitted to call a special meeting.

     2.03  Place of Meetings.  All meetings of the stockholders shall be held at
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such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

     2.04  Notice of Meetings.   Except as otherwise required by law, notice of
           -------------------
each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his post office address last known to the Secretary. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall
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be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except as a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

     2.05  Quorum.  Except in the case of any meeting for the election of
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directors summarily ordered as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     2.06  Voting.
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          (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the
Corporation:

               (i) on the date fixed pursuant to Section 6.05 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

               (ii) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given or, if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

          (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of

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record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

          (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

     2.07  List of Stockholders.  The Secretary of the Corporation shall prepare
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and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     2.08  Judges.  If at any meeting of the stockholders a vote by written
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ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

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     2.09  Action Without Meeting.  Any action required to be taken at any
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annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Notwithstanding the foregoing, after the closing of the Corporation's first underwritten public offering ("Initial Public Offering") pursuant to which the Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

     2.10  Advance Notice of Stockholder Business.  At any meeting of the
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stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.10 and Section 2.11 of Article II. For business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation not less than 90 days in advance of such meeting or, if later, the tenth day following the first public announcement of the date of such meeting, and such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (3) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. The chairman of any such meeting shall have the power and the duty to determine whether any business proposed to be brought before the meeting has been made in accordance with the procedure set forth in these Bylaws and shall direct that any business not properly brought before the meeting shall not be considered. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.10 and
Section 2.11 of Article II. For purposes of this Section 2.10 and Section 2.11 of Article II, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor provision.

     2.11  Advance Notice of Stockholder Nominees.  Nominations for the election
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of directors may be made by the Board or by any stockholder entitled to vote in the election of

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directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Corporation not later than 90 days in advance of such meeting or, if later, the tenth day following the first public announcement of the date of such meeting. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding the foregoing provisions of this Section 2.11 of Article II, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming either all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 100 days in advance of such meeting, a stockholder's notice required by this Section 2.11 of
Article II shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation not later than the tenth day following the day on which such public announcement is first made by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.11 of Article II. The chairman of any meeting of stockholders shall have the power and the duty to determine whether a nomination has been made in accordance with the procedure set forth in this Section 2.11 of Article II and shall direct that any nomination not made in accordance with these procedures be disregarded.


                                  ARTICLE III

                               BOARD OF DIRECTORS

     3.01  General Powers.  The property, business and affairs of the
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Corporation shall be managed by the Board.

     3.02  Number and Term of Office.  The number of directors which shall
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constitute the whole board shall not be less than three nor more than fourteen.
The first board shall consist of four directors. Thereafter, within the limits specified, the number of directors shall be determined by resolution of the board of directors. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until his successor shall have been duly elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

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     3.03  Election of Directors.  Subject to the provisions of the Certificate
           ----------------------
of Incorporation, the Board of Directors shall be classified into three classes and the members of each class shall serve for a term of three years. At the first annual meeting of stockholders, one-third of the directors shall be elected for a term of three years, one-third of the directors shall be elected for a term of two years and one-third of the directors shall be elected for a term of one year. If the number of directors is not divisible by three, the first extra director shall be elected for a term of three years and the second extra director, if any, shall be elected for a term of two years. At any subsequent annual meeting of stockholders, a number of directors shall be elected equal to the number of directors with terms expiring at that annual meeting. Directors elected at each such annual meeting shall be elected for a term expiring with the annual meeting of stockholders three years thereafter. There shall be no right with respect to the shares of stock of the Corporation to cumulate votes in the election of directors.

     3.04  Resignations.  Any director of the Corporation may resign at any time
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by giving written notice to the Board or to the Secretary of the Corporation.
Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     3.05  Vacancies.  Except as otherwise provided in the Certificate of
           ---------
Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided. If at any time the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation and these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

     3.06  Place of Meeting, Etc.  The Board may hold any of its meetings at
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such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

     3.07  First Meeting.  The Board shall meet as soon as practicable after
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each annual election of directors and notice of such first meeting shall not be required.

     3.08  Regular Meetings.  Regular meetings of the Board may be held at such
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times as the Board shall from time to time by resolution determine.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting

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shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

     3.09  Special Meetings.  Special meetings of the Board shall be held
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whenever called by the Chief Executive Officer, the Chairman of the Board or a
majority of the authorized number of directors. Except as otherwise provided by law or by these Bylaws, notice of the time and place of each such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him or her at such place via facsimile or be delivered personally or by telephone not less than forty-eight
(48) hours before the time at which the meeting is to be held. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who shall have waived such notice and such notice shall be deemed waived by any director who shall attend such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     3.10  Quorum and Manner of Acting.  Except as otherwise provided in these
           ----------------------------
Bylaws, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

     3.11  Action by Consent.  Any action required or permitted to be taken at
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any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     3.12  Removal of Directors.  Subject to the provisions of the Certificate
           ---------------------
of Incorporation, any director may be removed at any time, but only for cause and only by the affirmative vote of the stockholders having 80% of the total number of shares of the Corporation entitled to vote thereon, but only if notice of such proposal was contained in the notice of the stockholders' meeting.

     3.13  Compensation.  The directors shall receive only such compensation for
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their services as directors as may be allowed by resolution of the Board.  The
Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him because of his attendance at any meetings of the Board or Committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

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     3.14  Committees.  The Board may, by resolution passed by a majority of the
           -----------
whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                                   ARTICLE IV

                                    OFFICERS

     4.01   Number.  The officers of the Corporation shall be a President, one
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or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary and a Chief Financial Officer. There may also be other officers, including a Chief Executive Officer or a Chairman of the Board of Directors, or both, as specified in these Bylaws or designated by the Board. The Chief Executive Officer and the President shall be elected by the Board and the Board may elect such other officers as the Board deems necessary to the Corporation.

     4.02   Election, Term of Office and Qualifications.  The officers of the
            --------------------------------------------
Corporation, except such officers as may be appointed in accordance with Section 4.03, shall be elected by the Board. Each officer shall hold office until his successor shall have been duly chosen and shall qualify or until his resignation or removal in the manner hereinafter provided.

     4.03   Assistants, Agents and Employees, Etc.  In addition to the officers
            -------------------------------------
specified in Section 4.01, the Board may appoint other assistants, agents and employees as it may deem necessary or advisable, including one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the duties of any such assistants, agents or employees.

     4.04   Removal.  Any officer, assistant, agent or employee of the
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Corporation may be removed, with or without cause, at any time: (i) in the case of an officer, assistant, agent or employee appointed by the Board, only by resolution of the Board; and (ii) in the case of an officer, assistant, agent or employee, by any officer of the Corporation or committee of the Board upon whom or which such power of removal may be conferred by the Board.

     4.05   Resignations.  Any officer or assistant may resign at any time by
            -------------
giving written notice of his resignation to the Board or the Secretary of the Corporation. Any such

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resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by the Board or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.06   Vacancies.  A vacancy in any office because of death, resignation,
            ---------
removal, disqualification, or other cause, may be filled for the unexpired portion of the term thereof in the manner prescribed in these Bylaws for regular appointments or elections to such office.

     4.07   The Chief Executive Officer.  The Chief Executive Officer of the
            ----------------------------
Corporation shall have, subject to the control of the Board, general and active supervision and management over the business of the Corporation and over its several officers, assistants, agents and employees. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board or these bylaws.

     4.08   The President.  The President of the Corporation shall have, subject
            --------------
to the control of the Board and the Chief Executive Officer, the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board, the Chief Executive Officer or these bylaws. At the request of the Chief Executive Officer, or in case of the Chief Executive Officer's absence or inability to act upon the request of the Board, the President shall perform the duties of the Chief Executive Officer and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

     4.09   The Vice Presidents.  Each Vice President shall have such powers and
            --------------------
perform such duties as the Board may from time to time prescribe. At the request of the President, or in case of the President's absence or inability to act upon the request of the Board, a Vice President shall perform the duties of the President and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

     4.10   The Secretary.  The Secretary shall, if present, record the
            --------------
proceedings of all meetings of the Board, of the stockholders, and of all committees of which a secretary shall not have been appointed in one or more books provided for that purpose; he shall see that all notices are duly given in accordance with these Bylaws and as required by law; he shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board.

     4.11   The Chief Financial Officer.  The Chief Financial Officer shall have
            ---------------------------
the general care and custody of the funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board. He shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever. He shall exercise general supervision over expenditures and disbursements made by officers, agents and employees of the Corporation and the preparation of such records and reports in connection therewith as

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may be necessary or desirable. He shall, in general, perform all other duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board.

     4.12   Representation of Shares of Other Corporations.  The Chairman of the
            ----------------------------------------------
Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or any other person authorized by the Board or the Chief Executive Officer, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

     4.13   Compensation.  The compensation of the officers of the Corporation
            -------------
shall be fixed from time to time by the Board or a committee thereof authorized by the Board. None of such officers shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving such compensation by reason of the fact that he is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving proper compensation therefor.

                                   ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     5.01   Execution of Contracts.  The Board, except as in these Bylaws
            -----------------------
otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

     5.02   Checks, Drafts, Etc.  All checks, drafts or other orders for payment
            -------------------
of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

     5.03   Deposits.  All funds of the Corporation not otherwise employed shall
            --------
be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

     5.04   General and Special Bank Accounts.  The Board may from time to time
            ----------------------------------
authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE VI

                           SHARES AND THEIR TRANSFER

     6.01   Certificates for Stock.  Every owner of stock of the Corporation
            -----------------------
shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Chief Financial Officer or the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04.

     6.02   Transfers of Stock.  Transfers of shares of stock of the Corporation
            -------------------
shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

     6.03   Regulations.  The Board may make such rules and regulations as it
            ------------
may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

     6.04   Lost, Stolen, Destroyed, and Mutilated Certificates.  In any case of
            ----------------------------------------------------
loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

     6.05   Fixing Date for Determination of Stockholders of Record.  In order
            --------------------------------------------------------
that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders or expressing consent to corporate action without a meeting the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     6.06   Restrictions on Transfer.
            -------------------------

          (a) Notwithstanding Section 6.02, (i) all of the shares of Corporation's common stock, par value $0.001 (the "Common Stock"), outstanding immediately prior to the time at which the Corporation shall have a class of stock registered pursuant to the provisions of the 1934 Act (the "Effective Date") and (ii) any shares of the Common Stock issued after the Effective Date pursuant to options and warrants of the Corporation outstanding immediately prior to the Effective Date, may not be offered, sold, pledged or otherwise disposed of, directly or indirectly, nor may the holders of such shares publicly disclose the intention to make any such offer, sale pledge or disposal, for up to 180 days after the Effective Date without the prior written consent of Virata Corporation, except to a transferee permitted (a "Permitted Transferee") under Sub-section (b) of this Section 6.06, provided that any such Permitted Transferee shall agree in writing to be bound by the provisions of this Section 6.06.

          (b) For purposes of this Section 6.06, a Permitted Transferee shall mean: (i) the spouse or child of a transferor; (ii) a trust for the sole benefit of a transferor or a transferor's spouse or child, if the transferor is an individual; (iii) the estate of a deceased transferor; (iv) a partner, general partner, limited partner or retired partner of a transferor that is a partnership; (v) an entity controlled by, controlling or under common control with a transferor that is not an individual; or (vi) the Corporation or any of its subsidiaries.

          (c) A legend denoting the transfer restrictions set forth in this
Section 6.06 substantially similar to the following form will be stamped or otherwise imprinted on the certificates representing such shares:

     "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, OFFERED, SOLD, PLEDGED OR OTHERWISE DISPOSED OF, DIRECTLY OR INDIRECTLY, NOR MAY THE HOLDERS OF THE SHARES PUBLICLY DISCLOSE THE INTENTION TO MAKE ANY SUCH OFFER, SALE PLEDGE OR DISPOSAL, FOR UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE CORPORATION'S REGISTRATION STATEMENT ON FORM 8-A, WHICH WAS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 1999, WITHOUT THE PRIOR WRITTEN CONSENT OF THE CORPORATION, EXCEPT TO A TRANSFEREE PERMITTED UNDER SECTION 6.06 OF THE CORPORATION'S BYLAWS. NO TRANSFEREE WHO RECEIVES THE SHARES REPRESENTED BY THIS CERTIFICATE IN CONNECTION WITH A TRANSFER THAT DOES NOT MEET THE QUALIFICATIONS PRESCRIBED IN SECTION 6.06 OF THE CORPORATION'S BYLAWS IS ENTITLED TO OWN OR TO BE REGISTERED AS THE RECORD HOLDER OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE."

          (d) In furtherance of the foregoing, the Corporation and its transfer agent and registrar, if any, will not make any transfer of the Corporation's Common Stock if such a transfer would constitute a violation or breach of this
Section 6.06.

                                  ARTICLE VII

                                INDEMNIFICATION

     7.01   Action, Etc. Other Than by or in the Right of the Corporation.  The
            --------------------------------------------------------------
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     7.02   Actions, Etc., by or in the Right of the Corporation.  The
            -----------------------------------------------------
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     7.03   Determination of Right of Indemnification.  Unless otherwise ordered
            ------------------------------------------
by a court of competent jurisdiction, any indemnification under Sections 7.01 or
7.02 of this Article VII shall be made by the Corporation to any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, unless a determination is reasonably and promptly made, either (i) by the Board of Directors acting by a majority vote of a quorum consisting of directors who were not a party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, if obtainable, such quorum so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe, that his or her conduct was unlawful.

     7.04   Indemnification Against Expenses of Successful Party.
            -----------------------------------------------------
Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01 or 7.02, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     7.05   Prepaid Expenses.  Expenses incurred by an officer or director in
            -----------------
defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

     7.06   Other Rights and Remedies.  The indemnification provided by this
            --------------------------
Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     7.07   Insurance.  Upon resolution passed by the Board, the Corporation may
            ----------
purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     7.08   Constituent Corporations.  For the purposes of this Article,
            -------------------------
references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

     7.09   Other Enterprises, Fines, and Serving at Corporation's Request.  For
            ---------------------------------------------------------------
purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.01   Seal.  The Board may provide a corporate seal, which shall be in the
            -----
form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

     8.02   Waiver of Notices.  Whenever notice is required to be given by these
            ------------------
Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

     8.03   Amendments.  These Bylaws, or any of them, may be altered, amended
            -----------
or repealed, and new Bylaws may be made, (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board, or (ii) by the stockholders, by a vote of a majority of the shares entitled to vote thereon, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of the stockholders' meeting. Any Bylaws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders. Notwithstanding the foregoing, the affirmative vote of 80% of the total number of the then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with the purpose or intent of, the following sections of these Bylaws: Sections 2.02 (Special Meeting), 2.09 (Action without Meeting), 2.10 (Advance Notice of Stockholder Business), 2.11 (Advance Notice of Stockholder Nominees), 3.12 (Removal of Directors) and 8.03 (Amendments).